Exhibit 99.2

Biotricity to Report Third Quarter Fiscal 2021 Financial Results on February 11, 2021

Biotricity

Mon, February 8, 2021, 8:00 AM·4 min read

REDWOOD CITY, Calif., Feb. 08, 2021 (GLOBE NEWSWIRE) -- Biotricity, Inc. (OTCQB:BTCY), a medical diagnostic and consumer healthcare technology company, today announced that it will discuss the highlights of its financial results for the third quarter of fiscal 2021, ended December 31, 2020, on Thursday, February 11, 2021, after the close of the market. Full financial results will be filed and available on Tuesday February 16, 2021.

Biotricity management will host a conference call and live webcast for analysts and investors on February 11, 2021 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the company's financial results.

To access the live call, dial 323-289-6581 (local) or 866-248-8441 (toll free) and give the participant passcode 9555546.

A live webcast of the conference call can be accessed by clicking on the following link: Webcast. Audio will stream through your selected device. A full replay of the presentation will be available at the same link shortly after the conclusion of the live presentation.

The live and archived webcast of the conference call will also be accessible on the Investor Relations section of the company’s website at www.biotricity.com. The phone replay will be available approximately two hours following the end of the call, and will remain available for one week. To access the call replay dial-in information, please use the following link: Click Here

About Biotricity Inc.

Biotricity is reforming the healthcare market by bridging the gap in remote monitoring and chronic care management. Doctors and patients trust Biotricity’s unparalleled standard for preventive & personal care, including diagnostic and post-diagnostic products for chronic conditions. The company develops comprehensive remote health monitoring solutions for the medical and consumer markets. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” “project,” or “goal” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and goals of management for future operations, including plans, objectives or goals relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Contacts:

Investor Relations:
Biotricity Inc.
1-800-590-4155
investors@biotricity.com

Todd Kehrli or Mark Forney
MKR Investor Relations, Inc.
btcy@mkr-group.com